LookSmart, Ltd. - Form 10-K/A-1 - September 16, 2013

Exhibit 32.1

Section 1350 Certification of Principal Executive Officer

I, Michael Onghai, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Amendment No. 1 to Annual Report of LookSmart, Ltd. on Form 10-K for the fiscal year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Amendment fairly presents in all material respects the financial condition and results of operations of LookSmart, Ltd.

Date:	September 16, 2013	By:	/s/ Michael Onghai
		Name:	Michael Onghai
		Title:	Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of LookSmart, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K/A), irrespective of any general incorporation language contained in such filing.